Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2020 Financial Results

San Jose, Calif., February 23, 2021 - Infinera Corporation (NASDAQ: INFN) today released financial results for its fourth quarter and fiscal year ended December 26, 2020.
GAAP revenue for the quarter was $353.5 million compared to $340.2 million in the third quarter of 2020 and $384.6 million in the fourth quarter of 2019.
GAAP gross margin for the quarter was 35.7% compared to 31.8% in the third quarter of 2020 and 29.0% in the fourth quarter of 2019. GAAP operating margin for the quarter was (1.9)% compared to (7.9)% in the third quarter of 2020 and (15.8)% in the fourth quarter of 2019.
GAAP net loss for the quarter was $(9.9) million, or $(0.05) per share, compared to $(35.9) million, or $(0.19) per share, in the third quarter of 2020, and $(66.6) million, or $(0.37) per share, in the fourth quarter of 2019.
Non-GAAP revenue for the quarter was $354.4 million compared to $341.2 million in the third quarter of 2020 and $386.5 million in the fourth quarter of 2019.
Non-GAAP gross margin for the quarter was 37.6% compared to 35.2% in the third quarter of 2020 and 35.2% in the fourth quarter of 2019. Non-GAAP operating margin for the quarter was 6.6% compared to 2.2% in the third quarter of 2020 and 2.3% in the fourth quarter of 2019.
Non-GAAP net income for the quarter was $26.3 million, or $0.13 per share, compared to a net income of $4.2 million, or $0.02 per share, in the third quarter of 2020, and $6.4 million, or $0.03 per share, in the fourth quarter of 2019.
GAAP revenue for the year was $1,355.6 million compared to $1,298.9 million in 2019. GAAP gross margin for the year was 30.2% compared to 25.1% in 2019. GAAP operating margin for the year was (11.4)% compared to (27.0)% in 2019. GAAP net loss for the year was $(206.7) million, or $(1.10) per share, compared to $(386.6) million, or $(2.16) per share, in 2019.
Non-GAAP revenue for the year was $1,359.7 million compared to $1,316.6 million in 2019. Non-GAAP gross margin for the year was 33.8% compared to 33.6% in 2019. Non-GAAP operating margin for the year was (0.5)% compared to (6.3)% in 2019. Non-GAAP net loss for the year was $(36.1) million, or $(0.19) per share, compared to $(107.3) million, or $(0.60) per share, in 2019.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
“We ended the year with another quarter of strong performance marked by solid execution across the board. Fourth quarter non-GAAP revenue was in line with our outlook, with non-GAAP gross margin and non-GAAP operating margin coming in above the guidance range. Further, we generated free cash flow in the quarter,” said David Heard, Infinera CEO. “I am encouraged by the financial progress, operational improvements, and technology innovation delivered by the Infinera team in 2020. We believe our team’s focused execution in 2020 positions us well towards achieving our target business model.”
Financial Outlook
Infinera's outlook for the quarter ending March 27, 2021 is as follows:
•GAAP revenue is expected to be $329 million +/- $10 million. Non-GAAP revenue is expected to be $330 million +/- $10 million.
•GAAP gross margin is expected to be 32.5% +/- 150 bps. Non-GAAP gross margin is expected to be 35.5% +/- 150 bps.
•GAAP operating expenses are expected to be $144 million +/- $2.0 million. Non-GAAP operating expenses are expected to be $123 million +/- $2.0 million.

•GAAP operating margin is expected to be (11.5)% +/- 200 bps. Non-GAAP operating margin is expected to be (2.0)% +/- 200 bps.
Fourth Quarter 2020 Investor Slides Available Online
Investor slides reviewing Infinera's fourth quarter of 2020 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the fourth quarter of 2020 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the fourth quarter of 2020 and its outlook for the first quarter of 2021 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations apassi@infinera.com
Michael Bowen, ICR, Inc. Tel. +1 (203) 682-8299 Michael.Bowen@icrinc.com
Marc P. Griffin, ICR, Inc. Tel. +1 (646) 277-1290 Marc.Griffin@icrinc.com
About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera's positioning for achievement of its target business model and Infinera's financial outlook for the first quarter of 2021. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs, could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; our ability to identify, attract and retain qualified personnel; the impacts of foreign currency fluctuations; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes their intellectual property; impacts of the recent presidential administration change in the United States; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 28, 2019 as filed with the SEC on March 4, 2020, and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2020 as filed with the SEC on November 5, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including measures that exclude acquisition-related deferred revenue, other customer related charges, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, acquisition-related inventory adjustments, restructuring and related costs, COVID-19 related costs, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain/loss on non-marketable equity investments, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled “GAAP to Non-GAAP Reconciliations” below.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the first quarter of 2021 that exclude acquisition-related deferred revenue adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs related to Infinera's acquisition of Coriant, and restructuring and related expenses. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at investors.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Revenue:
Product	$267,226	$307,861	$1,045,551	$1,011,488
Services	86,299	76,706	310,045	287,377
Total revenue	353,525	384,567	1,355,596	1,298,865
Cost of revenue:
Cost of product	178,153	213,536	751,465	735,059
Cost of services	44,724	38,543	160,118	146,916
Amortization of intangible assets	4,611	8,437	29,247	32,583
Acquisition and integration costs	—	7,238	1,828	28,449
Restructuring and related	(106)	5,407	4,146	29,935
Total cost of revenue	227,382	273,161	946,804	972,942
Gross profit	126,143	111,406	408,792	325,923
Operating expenses:
Research and development	64,728	68,632	265,634	287,977
Sales and marketing	32,145	37,979	129,604	151,423
General and administrative	24,336	30,014	112,240	126,351
Amortization of intangible assets	4,745	6,617	18,581	27,280
Acquisition and integration costs	(265)	11,011	13,346	42,271
Restructuring and related	7,230	18,024	24,586	40,851
Total operating expenses	132,919	172,277	563,991	676,153
Loss from operations	(6,776)	(60,871)	(155,199)	(350,230)
Other income (expense), net:
Interest income	33	59	118	1,139
Interest expense	(12,853)	(8,946)	(46,728)	(31,657)
Other income (loss), net	10,777	3,001	1,121	(2,907)
Total other income (expense), net	(2,043)	(5,886)	(45,489)	(33,425)
Loss before income taxes	(8,819)	(66,757)	(200,688)	(383,655)
Provision for/(benefit from) income taxes	1,105	(163)	6,035	2,963
Net loss	$(9,924)	$(66,594)	$(206,723)	$(386,618)
Net loss per common share:
Basic	$(0.05)	$(0.37)	$(1.10)	$(2.16)
Diluted	$(0.05)	$(0.37)	$(1.10)	$(2.16)
Weighted average shares used in computing net loss per common share:
Basic	195,655	180,864	188,216	178,984
Diluted	195,655	180,864	188,216	178,984

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 26, 2020		September 26, 2020		December 28, 2019		December 26, 2020		December 28, 2019
Reconciliation of Revenue:
U.S. GAAP as reported	$353,525		$340,211		$384,567		$1,355,596		$1,298,865
Acquisition-related deferred revenue adjustment(1)	892		1,037		1,891		4,089		9,631
Other customer related charges(2)	—		—		—		—		8,100
Non-GAAP as adjusted	$354,417		$341,248		$386,458		$1,359,685		$1,316,596

Reconciliation of Gross Profit:
U.S. GAAP as reported	$126,143	35.7%	$108,276	31.8%	$111,406	29.0%	$408,792	30.2%	$325,923	25.1%
Acquisition-related deferred revenue adjustment(1)	892		1,037		1,891		4,089		9,631
Other customer related charges(2)	—		—		—		—		8,100
Stock-based compensation(3)	1,742		1,878		1,752		7,785		6,449
Amortization of acquired intangible assets(4)	4,611		7,287		8,437		29,247		32,583
Acquisition and integration costs(5)	—		43		7,238		1,828		28,449
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	(106)		1,504		5,407		4,146		29,935
COVID-19 related costs(8)	—		—		—		3,641		—
Non-GAAP as adjusted	$133,282	37.6%	$120,025	35.2%	$136,131	35.2%	$459,528	33.8%	$442,848	33.6%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$132,919		$135,193		$172,277		563,991		$676,153
Stock-based compensation(3)	11,177		10,185		9,321		41,676		36,330
Amortization of acquired intangible assets(4)	4,745		4,696		6,617		18,581		27,280
Acquisition and integration costs(5)	(265)		1,045		11,011		13,346		42,271
Restructuring and related(7)	7,230		6,679		18,024		24,586		40,851
Litigation charges(9)	—		—		—		—		4,100
Non-GAAP as adjusted	$110,032		$112,588		$127,304		$465,802		$525,321

Reconciliation of Income/(Loss) from Operations:
U.S. GAAP as reported	$(6,776)	(1.9)%	$(26,917)	(7.9)%	$(60,871)	(15.8)%	$(155,199)	(11.4)%	$(350,230)	(27.0)%
Acquisition-related deferred revenue adjustment(1)	892		1,037		1,891		4,089		9,631
Other customer related charges(2)	—		—		—		—		8,100
Stock-based compensation(3)	12,919		12,063		11,073		49,461		42,779
Amortization of acquired intangible assets(4)	9,356		11,983		15,054		47,828		59,863
Acquisition and integration costs(5)	(265)		1,088		18,249		15,174		70,720
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	7,124		8,183		23,431		28,732		70,786
COVID-19 related costs(8)	—		—		—		3,641		—
Litigation charges(9)	—		—		—		—		4,100
Non-GAAP as adjusted	$23,250	6.6%	$7,437	2.2%	$8,827	2.3%	$(6,274)	(0.5)%	$(82,473)	(6.3)%

	Three Months Ended			Twelve Months Ended
	December 26, 2020	September 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Reconciliation of Net Income/ (Loss):
U.S. GAAP as reported	$(9,924)	$(35,896)	$(66,594)	$(206,723)	(386,618)
Acquisition-related deferred revenue adjustment(1)	892	1,037	1,891	4,089	9,631
Other customer related charges(2)	—	—	—	—	8,100
Stock-based compensation(3)	12,919	12,063	11,073	49,461	42,779
Amortization of acquired intangible assets(4)	9,356	11,983	15,054	47,828	59,863
Acquisition and integration costs(5)	(265)	1,088	18,249	15,174	70,720
Acquisition-related inventory adjustments(6)	—	—	—	—	1,778
Restructuring and related(7)	7,124	8,183	23,431	28,732	70,786
COVID-19 related costs(8)	—	—	—	3,641	—
Litigation charges(9)	—	—	—	—	4,100
Amortization of debt discount(10)	6,910	6,741	4,567	25,349	17,612
Gain/Loss on non-marketable equity investment(11)	—	—	—	—	(1,009)
Income tax effects(12)	(691)	(991)	(1,268)	(3,688)	(5,037)
Non-GAAP as adjusted	$26,321	$4,208	$6,403	$(36,137)	$(107,295)

Net Income/(Loss) per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.05)	$(0.19)	$(0.37)	$(1.10)	$(2.16)
Non-GAAP as adjusted(13)	$0.13	$0.02	$0.03	$(0.19)	$(0.60)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:
Basic	195,655	189,589	180,864	188,216	178,984
Diluted(14)	203,259	195,868	186,349	188,216	178,984

(1)Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in Infinera's acquisition of Coriant, which closed during the fourth quarter of 2018. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends in Infinera's business.

(2)Other customer-related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the second quarter of 2019, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 26, 2020	September 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Cost of revenue	$1,742	$1,878	$1,752	$7,785	$6,449
Total Cost of revenue	1,742	1,878	1,752	7,785	6,449
Research and development	4,501	4,209	3,574	16,863	17,457
Sales and marketing	2,771	2,706	2,578	10,907	8,413
General and administration	3,905	3,270	3,169	13,906	10,460
Total Operating expenses	$11,177	$10,185	$9,321	$41,676	$36,330
Total stock-based compensation expense	$12,919	$12,063	$11,073	$49,461	$42,779

(4)      Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(5) Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the Coriant acquisition. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.
(6)    Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.
(7)    Restructuring and related costs are primarily associated with the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and other sites, and Coriant's historical restructuring plan associated with its early retirement plan. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(8) COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, Infinera needed to source certain key components from an alternate supplier at substantially higher cost in order to fulfill delivery commitments in the normal course of business. Management has excluded these expenses from non-GAAP financial measures because they were caused by atypical circumstances during the COVID-19 pandemic, as their exclusion provides a better indication of Infinera's underlying business performance.
(9) Litigation charges are associated with the preliminary settlement of a litigation matter agreed to during the quarter ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this expense is not indicative of ongoing operating performance.
(10)    Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(11) Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance
(12)    The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.
(13) Non-GAAP EPS as adjusted did not exclude the impact of foreign currency. Had the impact of foreign currency been excluded for the three months ended December 26, 2020, September 26, 2020 and December 28, 2019, non-GAAP EPS as adjusted would have been $0.08, loss of less than one cent, and $0.02, respectively, and for the twelve months ended December 26, 2020 and December 28, 2019, non-GAAP EPS as adjusted would have been $(0.19) and $(0.57), respectively.
(14) The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis. During the three months ended December 26, 2020, the Company included the dilutive effects of the 2027 Notes in the calculation of diluted net income per common share as the average market price was above the conversion price of the Notes. The dilutive impact of the Notes was based on the difference between the Company's average stock price during the period and the conversion price of the Notes.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 26, 2020	December 28, 2019
ASSETS
Current assets:
Cash	$298,014	$109,201
Short-term restricted cash	3,293	4,339
Accounts receivable, net of allowance for doubtful accounts of $2,912 in 2020 and $4,005 in 2019	319,428	349,645
Inventory	269,307	340,429
Prepaid expenses and other current assets	171,831	139,217
Total current assets	1,061,873	942,831
Property, plant and equipment, net	153,133	150,793
Operating lease right-of-use assets	68,851	68,081
Intangible assets	124,882	170,346
Goodwill	273,426	249,848
Long-term restricted cash	14,076	19,257
Other non-current assets	36,256	27,182
Total assets	$1,732,497	$1,628,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$175,762	$273,397
Accrued expenses and other current liabilities	150,550	193,168
Accrued compensation and related benefits	52,976	92,221
Short-term debt, net	101,983	31,673
Accrued warranty	19,369	21,107
Deferred revenue	133,246	103,753
Total current liabilities	633,886	715,319
Long-term debt, net	445,996	323,678
Long-term financing lease obligations	1,383	2,394
Accrued warranty, non-current	21,339	22,241
Deferred revenue, non-current	29,810	36,067
Deferred tax liability	4,164	8,700
Operating lease liabilities	76,126	64,210
Other long-term liabilities	93,509	69,194
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of December 26, 2020 and December 28, 2019 Issued and outstanding shares – 201,397 as of December 26, 2020 and 181,134 as of December 28, 2019	201	181
Additional paid-in capital	1,965,245	1,740,884
Accumulated other comprehensive loss	(11,898)	(34,639)
Accumulated deficit	(1,527,264)	(1,319,891)
Total stockholders' equity	426,284	386,535
Total liabilities and stockholders’ equity	$1,732,497	$1,628,338

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 26, 2020	December 28, 2019
Cash Flows from Operating Activities:
Net loss	$(206,723)	$(386,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	100,140	119,824
Non-cash restructuring charges and related costs	5,471	13,937
Amortization of debt discount and issuance costs	28,115	19,162
Operating lease expense	18,556	31,141
Stock-based compensation expense	49,461	43,294
Other, net	4,438	178
Changes in assets and liabilities:
Accounts receivable	32,150	(35,395)
Inventory	71,424	(42,840)
Prepaid expenses and other assets	(36,127)	(93,621)
Accounts payable	(93,411)	83,272
Accrued liabilities and other expenses	(107,704)	54,658
Deferred revenue	21,910	25,658
Net cash used in operating activities	(112,300)	(167,350)
Cash Flows from Investing Activities:
Proceeds from sales of available-for-sale investments	—	1,499
Proceeds from sale of non-marketable equity investments	—	1,009
Proceeds from maturities of investments	—	25,085
Acquisition of business, net of cash acquired	—	(10,000)
Purchase of property and equipment, net	(39,009)	(30,202)
Net cash used in investing activities	(39,009)	(12,609)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs of $3,380	92,916	—
Proceeds from issuance of 2027 Notes	194,500	—
Proceeds from revolving line of credit	55,000	48,125
Proceeds from short-term borrowings	—	24,310
Proceeds from mortgage payable	—	8,584
Repayment of revolving line of credit	(8,000)	(20,000)
Repayment of third party manufacturing funding	(5,346)	—
Payment of debt issuance cost	(2,455)	(273)
Repayment of mortgage payable	(233)	(300)
Principal payments on financing lease obligations	(1,587)	(163)
Payment of term license obligation	(5,692)	—
Proceeds from issuance of common stock	17,072	12,053
Minimum tax withholding paid on behalf of employees for net share settlement	(2,013)	(426)
Net cash provided by financing activities	334,162	71,910
Effect of exchange rate changes on cash and restricted cash	(267)	(1,491)

Net change in cash, cash equivalents and restricted cash	182,586	(109,540)
Cash, cash equivalents and restricted cash at beginning of period	132,797	242,337
Cash and restricted cash at end of period(1)	$315,383	$132,797

Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$5,039	$16,944
Cash paid for interest	$15,638	$9,564
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$—	$2,493
Third-party manufacturer funding for transfer expenses incurred	$—	$6,960
Transfer of inventory to fixed assets	$1,083	$2,961
Property and equipment included in accounts payable and accrued liabilities	$—	$3,838
Unpaid term licenses (included in accounts payable, accrued liabilities and other long term liabilities)	$12,478	$—

(1)     Reconciliation of cash and restricted cash to the condensed consolidated balance sheets:

	December 26, 2020	December 28, 2019

	(In thousands)
Cash	$298,014	$109,201
Short-term restricted cash	3,293	$4,339
Long-term restricted cash	14,076	$19,257
Total cash and restricted cash	$315,383	$132,797

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20
GAAP Revenue ($ Mil)	$292.7	$296.3	$325.3	$384.6	$330.3	$331.6	$340.2	$353.5
GAAP Gross Margin %	22.7%	20.7%	26.7%	29.0%	23.3%	29.4%	31.8%	35.7%
Non-GAAP Gross Margin %(1)	35.3%	30.7%	33.1%	35.2%	28.3%	33.8%	35.2%	37.6%
Revenue Composition:
Domestic %	45%	45%	51%	52%	52%	50%	49%	36%
International %	55%	55%	49%	48%	48%	50%	51%	64%
Customers >10% of Revenue	1	1	1	1	1	1	1	—
Cash Related Information:
Cash from Operations ($ Mil)	($56.2)	($63.8)	($37.2)	($10.2)	($91.5)	($36.6)	($36.4)	$52.2
Capital Expenditures ($ Mil)	$6.6	$9.2	$12.5	$2.7	$8.5	$10.5	$8.1	$11.9
Depreciation & Amortization ($ Mil)	$31.0	$31.2	$29.0	$28.6	$25.4	$25.9	$22.9	$25.9
DSOs	83	80	80	83	75	79	78	82
Inventory Metrics:
Raw Materials ($ Mil)	$82.5	$70.4	$47.2	$47.4	$50.0	$43.4	$39.3	$34.7
Work in Process ($ Mil)	$63.0	$59.5	$52.2	$48.8	$52.0	$50.9	$51.6	$55.8
Finished Goods ($ Mil)	$187.0	$208.9	$225.4	$244.1	$217.7	$193.9	$185.0	$178.8
Total Inventory ($ Mil)	$332.5	$338.8	$324.8	$340.3	$319.7	$288.2	$275.9	$269.3
Inventory Turns(2)	2.3	2.5	2.7	2.9	3.0	3.1	3.2	3.3
Worldwide Headcount	3,708	3,632	3,557	3,261	3,302	3,209	3,074	3,050
Weighted Average Shares Outstanding (in thousands):
Basic	176,406	178,677	179,988	180,864	182,024	185,596	189,589	195,655
Diluted	176,602	179,343	182,073	186,349	189,246	190,127	195,868	203,259
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, other customer related charges, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled “GAAP to Non-GAAP Reconciliations” in this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q1'21
Outlook
Reconciliation of Revenue:
U.S. GAAP	$329.0
Acquisition-related deferred revenue adjustment	1.0
Non-GAAP	$330.0

Reconciliation of Gross Margin:
U.S. GAAP	32.5%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	1.0%
Amortization of acquired intangible assets	1.0%
Restructuring and related costs	0.5%
Non-GAAP	35.5%

Reconciliation of Operating Expenses:
U.S. GAAP	$144.0
Stock-based compensation	(14.0)
Amortization of acquired intangible assets	(4.0)
Restructuring and related costs	(2.0)
Acquisition and integration costs	(1.0)
Non-GAAP	$123.0

Reconciliation of Operating Margin:
U.S. GAAP	(11.5)%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	5.0%
Amortization of acquired intangible assets	2.5%
Acquisition and integration costs	0.5%
Restructuring and related costs	1.0%
Non-GAAP	(2.0)%